FIRST AMENDMENT TO THE RUBY TUESDAY, INC.
EXECUTIVE LIFE INSURANCE PREMIUM PLAN

THIS FIRST AMENDMENT is made as of this 30th day of November, 2012, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Executive Life Insurance Premium Plan (the “Plan”), which was established by indenture effective as of January 1, 2004; and

WHEREAS, the Primary Sponsor desires to amend the Plan to permit the plan administrator to designate members from among a select group of management and highly compensated employees as eligible for participation in the Plan, even if they are then ineligible for participation in the Ruby Tuesday, Inc. Executive Supplemental Pension Plan.

NOW, THEREFORE, the Plan is hereby amended, effective as of December 1, 2012, by deleting the existing Section 2.6 and substituting therefor the following:

“2.6           ‘Eligible Employee’ shall mean an employee of the Plan Sponsor who is among a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA and who is either (a) a participant in the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (or any successor plan), or (b) otherwise designated in writing as eligible for participation in the Plan by the Plan Administrator pursuant to Section 3.1.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:  /s/ Samuel E. Beall, III
Samuel E. Beall, III
Chief Executive Officer and President

ATTEST:

By:  Scarlett May
Scarlett May
Secretary

[CORPORATE SEAL]